Exhibit 99.1

Blue Apron Holdings, Inc. Reports Third Quarter 2019 Results

Key Highlights:

•	Net loss improvement of $7.7 million, or 23%, year-over-year; adjusted EBITDA improvement of $5.6 million, or 30%, year-over-year driven by expense management.
•

Blue Apron continues to pursue growth strategy while also improving certain key customer metrics year-over-year, including increases of 11% in average revenue per customer and 10% in orders per customer.

•	Blue Apron reaffirms confidence in achieving quarterly customer and revenue growth on a quarter-over-quarter basis in the first quarter of 2020 and year-over-year basis in the second half of 2020.
•	Strengthened executive team with the appointments of General Counsel and Chief Human Resources Officer.
•	Subsequent to the third quarter, Blue Apron refinanced its revolving credit facility and extended the maturity date to August 2021.

New York, NY – October 31, 2019 – Blue Apron Holdings, Inc. (NYSE: APRN) announced today financial results for the quarter ended September 30, 2019.

“We delivered third quarter results in line with our guidance as we continue to focus on building for the future and managing the business for sustainable, long-term growth,” said Linda Findley Kozlowski, Blue Apron Chief Executive Officer. “We’re pleased to see the continued strengthening of our customer base with year-over-year improvements in certain key customer metrics in the third quarter. We continue to believe that the potential for Blue Apron remains significant and that with the execution of our strategy, we will achieve our 2020 growth targets.”

“We are pleased to have recently completed the refinancing of our revolving credit facility with our existing lender syndicate which we expect will support the continued execution of our growth strategy,” said Tim Bensley, Blue Apron Chief Financial Officer. “This transaction also aligns our financial covenants to our growth strategy, providing additional access to our liquidity which we believe will provide increased flexibility for us to invest as we drive towards growth in 2020.”

Third Quarter 2019 Financial Results

•

Net revenue decreased 34% year-over-year to $99.5 million in the third quarter of 2019, compared to the third quarter of 2018, reflecting the company’s deliberate reduction in marketing spend while focusing on marketing efficiency and targeting high affinity consumers. Net revenue decreased 17% quarter-over-quarter largely reflecting seasonal trends in the business.

•

Cost of goods sold, excluding depreciation and amortization (COGS), as a percentage of net revenue improved 30 basis points year-over-year from 68.0% to 67.7% in the third quarter of 2019. This improvement was primarily driven by efficiencies gained in food costs as a result of improved planning and process-driven strategies, partially offset by investments in environmentally-friendly packaging innovations and rate increases from shipping carriers. COGS increased by 780 basis points as a percentage of net revenue quarter-over-quarter largely from expected seasonal increases and the aforementioned investments in packaging innovations.

•

Marketing expense was $12.1 million, or 12.2% as a percentage of net revenue, in the third  quarter of 2019, compared to $23.3 million, or 15.4% as a percentage of net revenue, in the third quarter of 2018. This decrease is consistent with the company's strategy to focus on marketing channels it believes to be the most efficient and consumers with high affinity and retention within its direct-to-consumer platform.

•

Product, technology, general, and administrative (PTG&A) costs decreased 27% year-over-year from $48.3 million in the third quarter of 2018 to $35.3 million in the third quarter of 2019, as the company remained focused on expense management and optimization of its cost structure.

•

Other operating expense was $1.3 million in the third quarter of 2019, representing non-cash impairment charges on long-lived assets related primarily to the reprioritization of initiatives to support the company’s growth strategy.

•

Net loss was $26.2 million, and diluted loss per share was $1.99 in the third quarter of 2019 based on 13.1 million weighted average common shares outstanding. Net loss in the third quarter of 2018 was $33.9 million and diluted loss per share was $2.64 based on 12.9 million weighted average common shares outstanding. Sequentially, net loss increased $18.5 million quarter-over-quarter from a net loss of $7.7 million in the second quarter of 2019. All periods presented have been adjusted to reflect the company’s one-for-fifteen reverse stock split that became effective on June 14, 2019.

•

Adjusted EBITDA improved $5.6 million year-over-year to a loss of $13.2 million in the third quarter of 2019, compared to a loss of $18.8 million in the third quarter of 2018, reflecting the company’s continued focus on expense management and operational efficiencies. Sequentially, adjusted EBITDA decreased by $17.7 million quarter-over-quarter from a positive adjusted EBITDA of $4.5 million in the second quarter of 2019 reflecting the seasonal cadence in the business.

Key Customer Metrics

•	Key customer metrics included in the chart below reflect the company’s deliberate marketing investments while executing on strategic priorities, as well as trends of the business and seasonality.

	Three Months Ended,
	September 30,	June 30,	September 30,
	2019	2019	2018
Orders (in thousands)	1,726	2,048	2,647
Customers (in thousands)	386	449	646
Average Order Value	$57.60	$58.16	$56.79
Orders per Customer	4.5	4.6	4.1
Average Revenue per Customer	$258	$265	$233

For a description of how Blue Apron defines and uses these key customer metrics, please see “Use of Key Customer Metrics” below.

Liquidity and Capital Resources

•	Cash and cash equivalents was $85.9 million as of September 30, 2019.
•

Subsequent to the third quarter, the company amended and refinanced its existing revolving credit facility with its existing lenders to, among other things, extend the final maturity date of the facility from February 2021 to August 2021, reduce the aggregate lender commitments to $55.0 million, and increase the applicable interest rate spread currently paid by the company by 25 basis points. In connection with the refinancing, the company repaid $28.9 million of indebtedness.

•

Cash used in operating activities totaled $7.8 million for the third quarter of 2019 compared to cash used of $15.4 million in the prior year. The improvement in operating cash flow is driven by expense management, operational efficiencies and working capital management.

•	Capital expenditures totaled $1.1 million for the third quarter of 2019. This represents a reduction of $2.2 million in capital expenditures from the third quarter of 2018.
•

Free cash flow totaled cash used of $8.9 million for the third quarter of 2019 compared to cash used of $18.6 million in the prior year driven by improved operating cash flow and reduced capital expenditures.

Conference Call and Webcast

Blue Apron will hold a conference call and webcast today at 8:30 a.m., Eastern Time to discuss its third quarter 2019 results and business outlook. To access the live webcast and accompanying slide deck, please visit the Blue Apron Investor Relations website, investors.blueapron.com and go to the Events and Presentations section. Alternatively, to join the call by phone, please dial (877) 883-0383 or (412) 902-6506 and utilize the conference ID 9057004.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Thursday, November 7, 2019 by dialing (877) 344-7529 or (412) 317-0088, utilizing the conference ID 10135252.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company’s anticipated growth strategies, including its decision to prioritize its core direct-to-consumer business and certain customer segments within the direct-to-consumer business; the company’s ability to achieve year-over-year quarterly customer and revenue growth in the second half of 2020; the company’s ability to execute on its strategic growth plan;  its expectations regarding competition and its ability to effectively compete; its ability to expand or innovate on its direct-to-consumer product offerings, and strategic partnerships; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; its ability to maintain sufficient capital to continue to make investments and to fund its operations, including its strategic growth plan; risks resulting from the company’s recent management transition, including but not limited to, loss of institutional knowledge and expertise; the company’s ability to achieve the benefits associated with, and mitigate the risks resulting from, the company’s past reorganization activities; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and other risks more fully described in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the U.S. Securities and Exchange Commission (“SEC”) on April 30, 2019, the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 6, 2019, the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 to be filed with the SEC, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures,  adjusted EBITDA and free cash flow, that are not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The company defines adjusted EBITDA as net earnings (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes and depreciation and amortization, adjusted to eliminate share-based compensation expense. The company presents adjusted EBITDA because it is a key measure used by the company’s management and board of directors to understand and evaluate the company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the company’s business.  Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the company’s business and an important part of its compensation strategy;

•	adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;
•	adjusted EBITDA excludes other operating expense, as other operating expense represents restructuring costs and non-cash impairment charges;
•	adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and
•	other companies, including companies in the company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The company defines free cash flow as net cash from (used in) operating activities less purchases of property and equipment. The company presents free cash flow because it is  used by the company’s management and board of directors as an indicator of the amount of cash the company generates or uses and to evaluate the company’s ability to satisfy current and future obligations and to fund future business opportunities. Accordingly, Blue Apron believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s ability to satisfy its financial obligations and pursue business opportunities, and allowing for greater transparency with respect to a key financial metric used by its management in its financial and operational decision making.

There are a number of limitations related to the use of free cash flow rather than net cash from (used in) operating activities, which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

free cash flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations such as debt repayments or capital lease obligations that are not deducted from the measure; and

•	other companies, including companies in the company’s industry, may calculate free cash flow differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA and free cash flow should be considered together with other financial information presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable measures calculated in accordance with GAAP is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures”.

In addition, the company will be presenting certain guidance regarding future operating results, including forward-looking non-GAAP measures, on today’s call and webcast. Reconciliations of these forward-looking non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, to the extent available without unreasonable efforts, will be posted on the company’s investor relations section of its website, located at investors.blueapron.com under “Events and Presentations”.

Use of Key Customer Metrics

This press release includes various key customer metrics that we use to evaluate our business and operations, measure our performance, identify trends affecting our business, project our future performance, and make strategic decisions. You should read these metrics in conjunction with our financial statements. We define and determine our key customer metrics as follows:

Orders

We define Orders as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.

Customers

We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.

Average Order Value

We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.

Orders per Customer

We define Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.

Average Revenue per Customer

We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$85,866	$95,615
Accounts receivable	683	494
Inventories, net	31,154	33,634
Prepaid expenses and other current assets	9,062	12,259
Total current assets	126,765	142,002
Restricted cash	2,192	1,692
Property and equipment, net	187,559	209,515
Other noncurrent assets	3,529	1,690
TOTAL ASSETS	$320,045	$354,899
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$28,179	$22,573
Accrued expenses and other current liabilities	29,429	32,594
Current portion of long-term debt	28,580	—
Deferred revenue	7,671	12,372
Total current liabilities	93,859	67,539
Long-term debt	54,344	82,603
Facility financing obligation	71,701	71,696
Other noncurrent liabilities	12,653	13,759
TOTAL LIABILITIES	232,557	235,597
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	87,488	119,302
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$320,045	$354,899

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Operations

(In thousands, except share and per-share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenue	$99,490	$150,621	$360,546	$526,867
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	67,393	102,406	221,570	347,894
Marketing	12,127	23,251	36,074	97,161
Product, technology, general, and administrative	35,333	48,345	109,599	148,933
Depreciation and amortization	7,303	8,599	24,279	25,688
Other operating expense	1,261	—	1,491	—
Total operating expenses	123,417	182,601	393,013	619,676
Income (loss) from operations	(23,927)	(31,980)	(32,467)	(92,809)
Interest income (expense), net	(2,260)	(1,943)	(6,718)	(5,568)
Income (loss) before income taxes	(26,187)	(33,923)	(39,185)	(98,377)
Benefit (provision) for income taxes	(9)	(19)	(34)	(66)
Net income (loss)	$(26,196)	$(33,942)	$(39,219)	$(98,443)

Net income (loss) per share – basic*	$(1.99)	$(2.64)	$(3.01)	$(7.68)
Net income (loss) per share – diluted*	$(1.99)	$(2.64)	$(3.01)	$(7.68)
Weighted average shares outstanding – basic*	13,133,056	12,879,617	13,049,851	12,816,584
Weighted average shares outstanding – diluted*	13,133,056	12,879,617	13,049,851	12,816,584

*Reflects the 1-for-15 reverse stock split that became effective on June 14, 2019.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(39,219)	$(98,443)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization of property and equipment	24,279	25,688
Loss (gain) on disposal of property and equipment	273	1,048
Loss on impairment	1,261	—
Changes in reserves and allowances	(1,102)	(382)
Share-based compensation	6,669	13,555
Non-cash interest expense	372	1,662
Changes in operating assets and liabilities	2,173	2,872
Net cash from (used in) operating activities	(5,294)	(54,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition	—	(250)
Decrease (increase) in restricted cash	(778)	680
Purchases of property and equipment	(3,900)	(12,903)
Proceeds from sale of property and equipment	378	858
Net cash from (used in) investing activities	(4,300)	(11,615)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of debt issuance costs	(24)	—
Proceeds from exercise of stock options	54	219
Principal payments on capital lease obligations	(185)	(216)
Net cash from (used in) financing activities	(155)	3
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,749)	(65,612)
CASH AND CASH EQUIVALENTS — Beginning of period	95,615	228,514
CASH AND CASH EQUIVALENTS — End of period	$85,866	$162,902

BLUE APRON HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(26,196)	$(7,748)	$(33,942)
Share-based compensation	2,212	1,622	4,569
Depreciation and amortization	7,303	8,372	8,599
Other operating expense	1,261	—	—
Interest (income) expense, net	2,260	2,226	1,943
Provision (benefit) for income taxes	9	12	19
Adjusted EBITDA	$(13,151)	$4,484	$(18,812)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Reconciliation of net cash from (used in) operating activities to free cash flow
Net cash from (used in) operating activities	$(7,790)	$(15,397)	$(5,294)	$(54,000)
Purchases of property and equipment	(1,076)	(3,251)	(3,900)	(12,903)
Free cash flow	$(8,866)	$(18,648)	$(9,194)	$(66,903)